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                                                                    EXHIBIT 5.01

                                   May 7, 1999


Intuit Inc.
2535 Garcia Avenue
Mountain View, California 94043

Gentlemen/Ladies:

      At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on or about May 7, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 288,816 shares of your common stock (the "Stock"), all of which are presently issued and outstanding and will be sold by selling stockholders (the "Selling Stockholders"). The Selling Stockholders are former shareholders of Computing Resources, Inc. ("CRI"), a company that you acquired on May 3, 1999 pursuant to that certain Exchange Agreement by and among Intuit Inc. (the "Company"), CRI and the Selling Stockholders dated as of March 2, 1999, as amended by Amendment No. 1 thereto dated April 30, 1999 (as so amended, the "Exchange Agreement").

      In rendering this opinion, we have examined the following:

      (1) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of Delaware on September 17, 1998;

      (2) the Bylaws of the Company, as certified by the Secretary of the Company on April 30, 1998;

      (3) the Registration Statement, together with the Exhibits filed as a part thereof;

      (4)   the Prospectus prepared in connection with the Registration
            Statement;

      (5) the resolutions of the Board of Directors of the Company adopted by unanimous written consent as of February 2, 1999 with respect to the Exchange Agreement, the transactions contemplated by the Exchange Agreement, the Registration Statement and the Stock and certified by the Assistant Secretary of the Company on May 3, 1999;

      (6) oral verification from the Company's transfer agent of the number of outstanding shares of the Company's common stock as of the date hereof;

      (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

      (8) the Exchange Agreement under which the Selling Stockholders acquired the Stock to be sold by them as described in the Registration Statement;

      (9) the documents delivered by the Selling Stockholders at the closing of the transactions contemplated by the Exchange Agreement, including representations and warranties as to certain matters; and

      (10) the Company's fiscal 1998 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

      By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). By review of the records of the Commission appearing on the Commission's Website, we have confirmed the timely filing by you of all reports required to be filed by you pursuant to Rules 13, 14 and 15 promulgated under the Exchange Act.

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      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

      Based upon the foregoing, it is our opinion that the 288,816 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

      This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        FENWICK & WEST LLP

                                        By: /s/ Kenneth A. Linhares
                                            ------------------------------------
                                            Kenneth A. Linhares, a Partner